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INVESCO FUNDS

INVESCO FUNDS GROUP, INC.
7800 E. UNION AVE
DENVER, COLORADO  80237

                          INVESCO SHORT-TERM BOND FUND
                            INVESCO BOND FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

      This proxy is being solicited on behalf of the Board of Directors of INVESCO Bond Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Short-Term Bond Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and Short-Term Bond Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

      Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                       KEEP THIS PORTION FOR YOUR RECORDS

                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                          INVESCO SHORT-TERM BOND FUND


VOTE ON DIRECTORS                     FOR   WITHHOLD   FOR
                                      ALL      ALL     ALL
                                                       EXCEPT

3. Election of the Company's Board   /__/    /__/      /__/    To withhold
   of Directors; (1) Charles W.                                authority to
   Brady; (2) Fred A. Deering; (3)                             vote, mark
   Mark H. Williamson;                                         "For All Except"
   (4) Dr. Victor L. Andrews;                                  and write the
   (5) Bob R. Baker; (6) Lawrence                              nominee's number
   H. Budner; (7) Dr. Wendy Lee                                on the line
   Gramm; (8) Kenneth T. King;                                 below.
   (9) John W. McIntyre; and
   (10) Dr. Larry Soll                                         -----------------


VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN
                                                       /__/    /__/      /__/

1. Approval of a Plan of Reorganization and Termination under which INVESCO Select
   Income Fund ("Select Income Fund"), also a series of the Company, would acquire all of the assets of the Fund in exchange solely for shares of Select Income Fund and the assumption by Select Income Fund of all of the Fund's liabilities, followed by the distribution of those shares to the shareholders of the Fund, all as described in the accompanying Prospectus/Proxy
   Statement;

                                                       FOR     AGAINST  ABSTAIN
                                                       ALL     ALL      ALL
2. Approval of changes to the fundamental              /__/    /__/      /__/
   investment policies;

/__/To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve others, PLACE AN "X" IN THE BOX AT LEFT and indicate the letter(s) (as set forth in the proxy statement) of the investment restriction or restrictions you do not want to change on the line on the reverse side.
   IF YOU CHOOSE TO VOTE DIFFERENTLY ON
   INDIVIDUAL RESTRICTIONS, YOU MUST MAIL IN
   YOUR PROXY CARD. IF YOU CHOOSE TO VOTE THE
   SAME ON ALL RESTRICTIONS PERTAINING TO
   YOUR FUND, TELEPHONE AND INTERNET VOTING
   ARE AVAILABLE.

                                                       FOR     AGAINST  ABSTAIN
4. Ratification of the selection of                    /__/    /__/      /__/
   PricewaterhouseCoopers LLP as the
   Company's Independent Public Accountants;

--------------------------------------------  ----------------------------------
Signature [Please sign within this box]       Date


--------------------------------------------  ----------------------------------
Signature (Joint Owners)                      Date


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TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                              KEEP THIS PORTION FOR YOUR RECORDS

--------------------------------------------------------------------------------

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

To vote against the proposed changes to
one or more of the specific fundamental
investment restrictions, indicate the
letter(s) (as set forth in the proxy
statement) of the investment restriction
or restrictions you do not want to change
on the line at the right. IF YOU CHOOSE TO
VOTE DIFFERENTLY ON INDIVIDUAL RESTRICTIONS,
YOU MUST MAIL IN YOUR PROXY CARD.  IF YOU
CHOOSE TO VOTE THE SAME ON ALL
RESTRICTIONS PERTAINING TO YOUR FUND,
TELEPHONE AND INTERNET VOTING ARE                2.
AVAILABLE.                                       _______________________________